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                                                                   Exhibit 24(a)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No.33-85558) of CITATION Computer Systems, Inc. of our report dated May 7, 1997 which appears on page 28 of the Financial Information for the Year Ended March 31, 1997 insert of the 1997 Annual Report to Shareholders of CITATION Computer Systems, Inc., which is incorporated by reference in this Annual Report on Form 10-KSB for the year ended March 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 30 of this Form 10-KSB.


[SIG]


PRICE WATERHOUSE LLP

St. Louis, Missouri
June 25, 1997